UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     August 1, 2013

     EMERGING CTA PORTFOLIO L.P.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-53211 (Commission File Number)	04-3768983 (IRS Employer Identification No.)

c/o Ceres Managed Futures LLC
522 Fifth Avenue - 14th Floor
New York, New York 10036

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                                                                                 (855) 672-4468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Ceres Managed Futures LLC, the general partner of the registrant, and the registrant have entered into a management agreement, dated as of August 1, 2013 (the “Management Agreement”), with SECOR Capital Advisors, LP, a Delaware limited partnership (“SECOR”), pursuant to which SECOR shall manage the portion of the registrant’s assets allocated to it.

Pursuant to the Management Agreement, the registrant will pay SECOR a monthly management fee equal to 2% per year of the month-end net assets allocated to SECOR.  SECOR will also receive a quarterly incentive fee equal to 20% of new trading profits (as defined in the attached Management Agreement) earned by SECOR in each calendar quarter.

The Management Agreement will expire on June 30th of each year and may be renewed by the general partner, in its sole discretion, for additional one-year periods upon notice to SECOR not less than 30 days prior to the expiration of the previous period.

The Management Agreement is filed herewith as Exhibit 10.1.

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is filed herewith.

Exhibit No.	Description
10.1	Management Agreement dated August 1, 2013 by and among the registrant, Ceres Managed Futures LLC and SECOR Capital Advisors, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING CTA PORTFOLIO L.P.

By: Ceres Managed Futures LLC, General Partner

By:	/s/ Alper Daglioglu
Alper Daglioglu
Director

Date:  August 1, 2013